Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 25, 2010 (except for Note 18, as to which the date is October 1, 2010), in Pre-Effective Amendment No. 3 to the Registration Statement (Form S-1 No. 333-167842) and related Prospectus of Global Aviation Holdings Inc. to be filed with the Securities and Exchange Commission for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Atlanta, Georgia
October 28, 2010